EXHIBIT 10.5

SEVENTH AMENDMENT TO EXIM GUARANTEED LOAN AGREEMENT

     This SEVENTH AMENDMENT TO EXIM GUARANTEED LOAN AGREEMENT (the “Seventh Amendment”), dated as of the 4th day of November, 2004, is made by and among HORIZON OFFSHORE CONTRACTORS, INC. (“Contractors”), HORIZON SUBSEA SERVICES, INC. (“Subsea”), HORIZON VESSELS, INC. (“Vessels”), and HORIZEN, L.L.C. (“LLC”, and together with Contractors, Subsea and Vessels, the “Borrowers”), jointly and severally, each of the financial institutions which is or may from time to time become a party to such Agreement (as defined below) (collectively, “Lenders,” and each a “Lender”), and SOUTHWEST BANK OF TEXAS, N.A., as agent (in such capacity, the “Agent”).

W I T N E S S E T H:

     WHEREAS, Borrowers, Lenders and Agent are parties to that certain EXIM Guaranteed Loan Agreement dated as of August 15, 2001 (as the same has been or may hereafter be amended, supplemented or otherwise modified, the “Agreement”);

     WHEREAS, pursuant to the Amendment No. 1 to May Purchase Agreement attached hereto as Exhibit B, the Borrowers propose to sell approximately $9,625,000 aggregate principal amount of 18% Subordinated Secured Notes due March 31, 2007, for a purchase price of approximately $7,700,000; and

     WHEREAS, Borrowers, Lenders and Agent now desire to amend the Agreement as herein set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and premises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions to effectiveness set forth in Section 7 hereof, the parties hereto agree as follows:

     1. Terms. Capitalized terms used in this Seventh Amendment (including the recitals hereof) shall have the meanings assigned to them in the Agreement, as amended by this Seventh Amendment.

     2. Amendments.

     (a) Section 1.1 of the Agreement is hereby amended by adding the following definitions thereto in the correct alphabetical order:

“Borrowing Base Eligible Receivables” means any accounts receivable of the Borrowers and its Subsidiaries which are or previously were eligible for inclusion in the Borrowing Base on a gross basis without giving effect to advance rate percentages.

“Cash Interest” means, for any period, the consolidated Interest Expense of the Parent and its Subsidiaries for such period, determined in accordance with GAAP applied consistently, less (a) interest related to the Subordinated Debt (which is in fact paid-in-

kind) and (b) all amounts included in Interest Expense, in accordance with GAAP, for amortization of debt fees, discounts and warrant expense.

“Subordinated Debt” means indebtedness of the Parent incurred pursuant to (a) that certain Purchase Agreement dated March 11, 2004, among the Parent, the guarantors listed therein and the purchasers listed therein, pursuant to which those certain 16% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to $65,400,000.00 were issued, as the same may be amended, supplemented or modified from time to time with the consent of Majority Lenders, and (b) that certain Purchase Agreement dated May 27, 2004, among the Parent, the guarantors listed therein and the purchasers listed therein, pursuant to which (i) those certain 18% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to $18,750,000.00 were issued on May 27, 2004, (ii) those certain additional 18% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to $5,291,865.00 were issued on September 17, 2004 (the debt referred to in the foregoing clauses (i) and (ii) is referred to herein as the “Additional Sub Debt”), and (iii) those certain additional 18% subordinated secured notes due March 31, 2007, in an aggregated principal amount equal to $9,625,000 were issued on November 4, 2004 (the “New Additional Subordinated Debt”), as the same may be amended, supplemented or modified from time to time with the consent of Majority Lenders.

     (b) The following definitions set forth in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

“Borrowing Base Excess” means, at any time, the amount equal to (a) the Borrowing Base-Tested for Dominion of Funds as of such time minus (b) the sum of (i) the outstanding Advances at such time, plus (ii) the Letter of Credit Liabilities at such time.

“Combined Commitments” means, as to all Lenders, the obligations of Lenders to make Advances and issue Letters of Credit in an aggregate principal amount at any time outstanding up to and not exceeding (a) $30,000,000 through November 29, 2004, (b) $25,000,000 on and from November 30, 2004, through December 30, 2004, and (c) $21,000,000 on and from December 31, 2004 and thereafter.

“EBITDA” means for Parent and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization (including accelerated amortization of prepaid loan fees, discounts and warrant expense for the purpose of loss on debt extinguishment, in accordance with GAAP), plus (d) Interest Expense.

“EBITDAR” means for Parent and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization (including accelerated amortization of prepaid loan fees, discounts and warrant expense for the purpose of loss on debt extinguishment, in accordance with GAAP), plus (d) Interest Expense, plus (e) restructuring charges, including costs of professional advisors to the Parent and its Subsidiaries (including costs of professional advisors to the Parent’s lenders and other creditors which are required to be paid by the Parent or its subsidiaries) not to exceed $3,250,000 for the fiscal year ending December 31, 2004.

“Fixed Charge Coverage Ratio” means for Parent and its Subsidiaries, on a consolidated basis, (a) as of September 30, 2004, (i) EBITDA for the quarter ended as of September 30, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of September 30, 2004 divided by four, plus (B) Cash Interest for the quarter ended September 30, 2004, plus (C) Tax Expense for the quarter ended as of September 30, 2004, and (b) as of December 31, 2004, (i) EBITDA for the quarters ended as of September 30, 2004 and December 31, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of December 31, 2004 divided by two, plus (B) Cash Interest for the quarters ended as of September 30, 2004 and December 31, 2004, plus (C) Tax Expense for the quarters ended as of September 30, 2004 and December 31, 2004.

“Holding Lockbox” means any post office box designated in the Holding Account Agreement or otherwise established with Agent for collection of receivables.

“Tangible Net Worth” means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholder’s equity on a consolidated balance sheet of Parent and its Subsidiaries, including without limitation adjustments for the addition of paid-in-kind interest, discounts and warrant amortization on Subordinated Debt; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of Parent or any Subsidiary appear as an asset on Parent’s or such Subsidiary’s balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) loans and advances to any stockholder, director, officer, or employee of Parent or any Subsidiary or any Affiliate, and (e) all other assets which are properly classified as intangible assets.

     “Total Funded Debt” means, for Parent and its Subsidiaries, on a consolidated basis, the sum of (a) all indebtedness for borrowed money, whether or not evidenced by notes, bonds, debentures, notes or similar instruments, (b) all Capital Lease Obligations, (c) all obligations to pay the deferred purchase price of property or services (but excluding trade accounts payable or trade notes in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of Parent or any of its Subsidiaries, and (e) all letter of credit liabilities (including the Letter of Credit Liabilities).

     (c) Section 2.5 of the Agreement is hereby amended to require three (3) Business Days notice before the requested date of any Advance.

     (d) Section 8.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d) letter of credit, performance and bid bonds obtained by Borrowers in the ordinary course of their business, other than the Letters of Credit, up to an aggregate amount of $33,545,000.00 at any time;”

     (e) Section 10.1(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Any Borrower shall default in the payment or prepayment when due of any principal or interest on the Obligations or any portion thereof, or shall default in the payment or prepayment when due of any fees or other amounts payable by any of them under this Agreement or under any other Loan Documents and, in respect of fees or other amounts only, such default shall continue for three (3) Business Days after such amount is due.”

     (f) Section 10.1(r) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(r) Parent (or any Borrower or any Subsidiary) pays any principal, interest or fees on (1) the New Subordinated Debt in cash, except for cash payments of principal of the New Subordinated Debt which are paid from (i) the proceeds of Pemex Contract EPC-64 or the Williams Contract, or (ii) the proceeds of the issuance of equity at any time after March 1, 2004, (2) the Additional Sub Debt or the New Additional Subordinated Debt in cash, except for cash payments of principal or interest of the Additional Sub Debt or the New Additional Subordinated Debt to the extent expressly permitted pursuant to that certain Collateral Sharing Agreement dated October 29, 2004 and that certain Consent Letter dated May 25, 2004, or (3) any other Subordinated Debt in cash, except to the extent of proceeds of collateral securing the same to the extent the Liens with respect to such collateral are expressly permitted hereunder or under any Lender consent and subject to any priority of Lenders in respect of such collateral.”

     (g) Section 10.1 of the Agreement is hereby amended to insert the following subsection (s) thereto:

“(s) Any document or instrument evidencing any Subordinated Debt shall be amended or modified without the prior written consent of the Majority Lenders.”

     3. Cash Sweep and Combined Commitment Reductions. Notwithstanding anything to the contrary in the Loan Documents and without limitation of any terms thereof, commencing on January 2, 2005, through the Termination Date, Borrowers shall cause all funds consisting of Borrowing Base Eligible Receivables to be paid directly to the Holding Lockbox or deposited directly into the Holding Account. If for any reason such funds are not paid directly to the Holding Lockbox or deposited directly into the Holding Account, Borrower shall immediately transfer such funds into the Holding Account. Agent shall transfer daily to the Collateral Account all such funds received in the Holding Lockbox or deposited directly into or transferred into the Holding Account. All such funds consisting of Borrowing Base Eligible Receivables shall be applied by Agent as follows: (a) until such time as the aggregate amount of such funds deposited in the Collateral Account equals $9,000,000, Agent shall apply 30% of such funds to the Obligations, and Agent shall transfer 70% of such funds to the Holding

Account, and (b) all such funds in excess of $9,000,000 in aggregate deposited into the Collateral Account shall be applied 50% to the Obligations and the remaining 50% transferred to the Holding Account. Any amounts applied to the Obligations pursuant to this Section 3 shall automatically reduce the Combined Commitments by a corresponding equal amount. Borrowers shall deliver to Agent daily a report showing the sources of amounts received in the Holding Lockbox and deposited in the Holding Account on the prior day.

     4. Consent. The Agent and the Lenders hereby consent to (a) the issuance of the New Additional Subordinated Debt pursuant to that certain Amendment No. 1 to May Purchase Agreement dated November 4, 2004 and attached as Exhibit B hereto, (b) the issuance of Series A Redeemable Participating Preferred Stock pursuant to the documents attached hereto as Exhibit C provided that any cash redemption rights with respect thereto are subordinated to the Obligations as provided in that certain Subordination Agreement of even date herewith among Agent and the Subordinate Parties listed on the signature pages thereto, and (c) the recapitalization of the subordinated debt on terms consistent in all material respects with Section 11 of the draft investment proposal dated October 21, 2004, and attached hereto as Exhibit A and any change of control with respect to Parent in connection therewith provided further that (i) the terms of any new Subordinated Debt contemplated thereby (A) has subordination provisions no less favorable to Lenders than the existing terms of subordination of the New Subordinated Debt, (B) is not secured by any collateral other than collateral permitted to secure the New Subordinated Debt, (C) does not have a maturity date or any mandatory payment, prepayment, redemption or defeasance provisions with respect to interest or principal requiring any payment, redemption or defeasance prior to January 21, 2005, except for permitted payments of interest or principal from proceeds of Collateral permitted to secure the same and (D) does not provide for the set aside of any funds for any payment, prepayment, redemption or defeasance of any portion thereof, (ii) there are no commitment fees, underwriting fees or similar fees (other than reimbursements for actual out-of-pocket third party fees and expenses) payable to the holders of any Subordinated Debt or to any Affiliate thereof in connection with the recapitalization other than those payable solely in the form of common stock of Parent, (iii) there occurs no change of control as a result thereof with respect to any Borrower or any other Guarantor other than as a result of the issuance of equity in Parent, (iv) there are no management agreements, servicing agreements or similar agreements providing for the payment of any cash management fees, servicing fees, or similar fees to any Affiliate in connection therewith by Borrowers or any Guarantor, (iv) there are no mandatory redemption rights with respect to any capital stock issued in connection with such recapitalization, and (v) there are no covenants placed on the Borrowers or any Guarantor in connection therewith that would restrict the ability of any such party to grant Liens on its assets or to pay and perform their respective Obligations in accordance with the terms of the Loan Documents. This consent is a limited, one-time consent with respect to the matters set forth herein and shall not create any obligation of Agent or Lenders to consent to, or be deemed a consent to, any other matter not expressly contemplated hereby. Reference to the Proposal for purposes of this Section 4 shall not be deemed to be a consent to or agreement of the Agent or Lenders to any other matters not expressly set forth herein, including, without limitation, any extension of the Termination Date or the making of any restricted payment or the payment of any amounts in respect of debt which are not permitted under the Loan Documents. This Seventh Amendment and the consents in this Section 4 shall not create any implicit agreement of the Agent or Lenders to agree to any extension of the Termination Date.

     5. Waiver. The borrowers under the Domestic Loan Agreement submitted a Borrowing Base Certificate thereunder dated June 30, 2004, which contained receivables payable in excess of 30 days from invoice date and retention under a contract with Taylor Energy Company as part of receivables under the Borrowing Base. The borrowers under the Domestic Loan Agreement have not acknowledged that the submission of such Borrowing Base Certificate constitutes an Event of Default under the Domestic Loan Agreement and they submitted a revised Borrowing Base Certificate upon learning of the issue of the inclusion of such Taylor Energy Company receivable in the Borrowing Base. Agent and Lenders hereby waive any Unmatured Event of Default or any Event of Default, if any, that may have occurred under the Agreement as a result thereof, subject to the terms and conditions contained herein. The Agent and Lenders have no actual knowledge of any other Event of Default or Unmatured Event of Default disputed by the Borrowers, or otherwise in existence as of the date hereof.

     6. Increases in Contractual Work. Borrowers acknowledge that, in connection with its approval of the matters set forth in this Seventh Amendment, Eximbank has instructed that accounts receivable attributable to increases in Contractual Work related to current approved contracts, shall not be eligible for inclusion in the Borrowing Base and that the Loan Agreement is hereby modified in that respect.

     7. Conditions Precedent. The effectiveness of this Seventh Amendment is subject to the satisfaction of the following:

     (a) this Seventh Amendment shall have been duly executed and delivered by each of the parties set forth on the signature pages hereto;

     (b) the transactions contemplated by the Proposal in connection with the issuance of Subordinated Debt shall have been consummated to the satisfaction of Agent and Lenders and Agent shall have received satisfactory evidence that the Borrowers have received in immediately available U.S. Dollars not less than $7,700,000 in connection therewith;

     (c) Agent and Lenders shall have received such other documents, instruments and agreements as they may require to evidence the closing and funding of the transaction contemplated in connection with the issuance of Subordinated Debt under the Proposal;

     (d) Agent shall have received evidence satisfactory to it that the conditions precedent to effectiveness of the Eighth Amendment to Domestic Loan Agreement shall have been satisfied; and

     (e) all fees and expenses of Vinson & Elkins, LLP, as counsel to Agent, and all other professional fees of Agent’s consultants, in each case incurred in connection with the Agreement and this Seventh Amendment, shall have been paid in full.

     The Lenders’ obligations to fund any Advances or issue any Letters of Credit under the Agreement is subject to the satisfaction of the foregoing.

     8. Release and Covenant Not to Sue. EACH BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) AND EACH

GUARANTOR (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE ATTORNEYS AND AGENTS) (THE “RELEASING PARTIES”) JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE AGENT AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, (COLLECTIVELY, THE “RELEASED PARTIES”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE AGREEMENT, THE LOAN DOCUMENTS AND THIS SEVENTH AMENDMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE “RELEASED CLAIMS”). THE RELEASING PARTIES FURTHER JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN

CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE AGREEMENT, THE LOAN DOCUMENTS AND THIS SEVENTH AMENDMENT. THIS SECTION 8 IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THE AGREEMENT, THIS SEVENTH AMENDMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 8 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS, THE AGREEMENT, THIS SEVENTH AMENDMENT AND THE OTHER LOAN DOCUMENTS.

     9. Reaffirmation of Guarantees. By their execution hereof, each of the Guarantors acknowledges and agrees (a) to the terms of the release and covenant not to sue set forth in the foregoing Section 8, and (b) that all of the terms and provisions of their respective guarantees shall remain in full force and effect and that the amendments and modifications herein contained shall in no manner adversely affect or impair any Guarantor’s obligations under such guaranty.

     10. Binding Effect. It is further understood and agreed by and among the parties hereto that all terms and conditions of the Agreement, except as herein modified, shall remain in full force and effect.

     11. Counterparts. This Seventh Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the day and year first above written.

BORROWERS: HORIZON OFFSHORE CONTRACTORS, INC.
By:	/s/ David W. Sharp
David W. Sharp
Executive Vice President

HORIZEN, L.L.C.
By:	/s/ David W. Sharp
David W. Sharp
Executive Vice President

HORIZON SUBSEA SERVICES, INC.
By:	/s/ David W. Sharp
David W. Sharp
Executive Vice President

HORIZON VESSELS, INC.
By:	/s/ David W. Sharp
David W. Sharp
Executive Vice President

AGENT: SOUTHWEST BANK OF TEXAS, N.A., as Agent
By:	/s/ Brian Duncan
Name: Brian Duncan
Title: Vice President

[Signatures continued on next page]

SIGNATURE PAGE - 1

LENDERS: SOUTHWEST BANK OF TEXAS, N.A.
By:	/s/ Brian Duncan
Name: Brian Duncan
Title: Vice President

DRESDNER BANK LATEINAMERIKA AG
By:	/s/ Don Knowlton
Name: Don Knowlton
Title: Vice President

BANK OF SCOTLAND
By:	/s/ Joseph Fratus
Name: Joseph Fratus
Title: First Vice President

HIBERNIA NATIONAL BANK
By:	/s/ Tommy Boyd
Name: Tommy Boyd
Title: Senior Vice President

SIGNATURE PAGE - 2

Acknowledged and Agreed to this 4th day of November, 2004.

GUARANTORS:

HORIZON OFFSHORE, INC.
PROGRESSIVE PIPELINE CONTRACTORS, INC.
AFFILIATED MARINE CONTRACTORS, INC.
TEXAS OFFSHORE CONTRACTORS CORP.
FLEET PIPELINE SERVICES, INC.
GULF OFFSHORE CONSTRUCTION, INC.
BAYOU MARINE CONTRACTORS, INC.
HORIZON OFFSHORE, S. DE R.L. DE C.V.
HORIZON OFFSHORE CONTRACTORS, LTD.
HORIZON GROUP L.D.C.
HORIZON OFFSHORE NIGERIA LTD.
TIBURON INGENERIA Y CONSTRUCCION, S. DE R.L. DE C.V.
HORIZON VESSELS INTERNATIONAL LTD.
PT HORIZON INDONESIA
HORIZON OFFSHORE INTERNATIONAL LTD.
HORIZON MARINE CONSTRUCTION LTD.
HORIZON OFFSHORE PTE. LTD.
HORIZON OFFSHORE CONTRACTORS (MAURITIUS) LTD.
HORIZON MARINE CONSTRUCTION (MAURITIUS) LTD.
HORIZON C-BAY COSTA AFUERA, S. DE R.L. DE C.V.
HOC OFFSHORE, S. DE R.L. DE C.V.
PT ARMANDI PRANAUPAYA
HORIZON MARINE CONTRACTORS (MALAYSIA) SDN BHD
HORIZON OFFSHORE SERVICES, LTD.
MARINE LEASING (LABUAN) PTE LTD.

By:	/s/ David W. Sharp

Name:	David W. Sharp

Title:	Executive Vice President

ECH OFFSHORE, S. DE R.L. DE C.V.

By:	/s/ Bill Lam Bill Lam Sole Member

SIGNATURE PAGE - 3

EXHIBIT A

PROPOSAL

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A-1

EXHIBIT B

AMENDMENT NO. 1 TO MAY PURCHASE AGREEMENT

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B-1

EXHIBIT C

DOCUMENTS EVIDENCING SERIES A REDEEMABLE PARTICIPATING PREFERRED STOCK

1.	Form of Warrant Certificate

2.	Form of Registration Rights Agreement

3.	Certificates of Designation, Preferences and Rights of Series A Redeemable Participating Preferred Stock

4.	Purchase Agreement – Series A Redeemable Participating Preferred Stock

C-1